UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Investar Holding Corporation

(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7244 Perkins Road

Baton Rouge, Louisiana 70808

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2016 Annual Meeting of Shareholders of Investar Holding Corporation (the “Company”), held on May 18, 2016, two proposals were submitted to a vote of security holders.

Proposal No. 1: Election of Directors

Each nominee for election as director of the Compay, all of whom presently serve on the Company’s board of directors, was elected to serve an additional one-year term. As previously reported, nominee Robert L. Freeman passed away prior to the annual meeting. The shareholders’ voting results are set forth below.

Nominee	For	Withhold	Broker Non-Votes
James M. Baker	4,844,447	40,269	874,338
Thomas C. Besselman, Sr.	4,844,570	40,146	874,338
James H. Boyce, III	4,834,303	50,413	874,338
Robert M. Boyce, Sr.	4,833,611	51,105	874,338
John J. D’Angelo	4,862,874	21,842	874,338
William H. Hidalgo, Sr.	4,854,928	29,788	874,338
Gordon H. Joffrion, III	4,628,644	256,072	874,338
David J. Lukinovich	4,856,832	27,884	874,338
Suzanne O. Middleton	4,845,540	39,176	874,338
Andrew C. Nelson, M.D.	4,642,242	242,474	874,338
Carl R. Schneider, Jr.	4,842,437	42,279	874,338
Frank L. Walker	4,836,232	48,484	874,338

Proposal No. 2: Ratification of the Appointment of Postlethwaite & Netterville APAC as the Company’s Independent Registered Public Accountants for 2016

The proposal to ratify Postlethwaite & Netterville APAC’s appointment as the independent registered public accountants of the Company for 2016 was approved. The shareholders’ voting results are set forth below.

For	Against	Abstain
5,672,463	24,175	62,416

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: May 19, 2016	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer